Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Form S-8 (File No. 333-34023) of Minera Andes Inc. of our report dated March 3, 1998, on our audit of the consolidated financial statements of Minera Andes Inc. as of December 31, 1997 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.


                                  Coopers & Lybrand

Vancouver, B.C.
March 27, 1998